SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2010

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On or about April 30, 2010, Conceptus, Inc. (the “Company”) mailed to the Company’s stockholders a copy of the Company’s definitive proxy statement (the “2010 Proxy Statement”) and related proxy card for the upcoming annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s offices at 331 East Evelyn Avenue, Mountain View, California 94041 on Monday, June 14, 2010 at 10:00 a.m. local time.

Proposal #3 of the 2010 Proxy Statement seeks the vote of the Company’s stockholders to approve the Company’s new 2010 Equity Incentive Award Plan (the “Plan”) and to reserve an aggregate of 3,000,000 shares of Company Common Stock for issuance pursuant to the Plan.  The description of the Plan in the 2010 Proxy Statement and the copy of the Plan that was included in the 2010 Proxy Statement as Appendix A incorrectly reflected that the maximum term for stock options to be awarded under the Plan would be ten years instead of seven years.   The 2010 Proxy Statement and the copy of the Plan had correctly described that the maximum term for SARs would be seven years.

On June 2, 2010, the Company filed definitive additional materials related to the 2010 Proxy Statement with the Securities and Exchange Commission (on a DEFA 14A filing) to correct these errors and make available a correct version of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Julie A. Brooks
Julie A. Brooks
Executive Vice President, Legal Affairs and Compliance, General Counsel and Secretary

Dated: June 2, 2010